Calculation of Filing Fee Tables
S-3
TEAM INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.30, underlying warrants	Other	982,371	$ 23.00	$ 22,594,533.00	0.0001381	$ 3,120.31
Fees to be Paid	2	Equity	Common Stock, par value $0.30, underlying warrants	Other	470,889	$ 50.00	$ 23,544,450.00	0.0001381	$ 3,251.49
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 46,138,983.00		$ 6,371.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,371.80
Offering Note
[1]	(a) Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the higher of (i) $23.00, the price at which the warrants may be exercised, and (ii) $15.71, the average of the high and low prices of Team, Inc.'s (the "Registrant") common stock on the New York Stock Exchange on October 6, 2025 (a date within five business days prior to the filing of this Registration Statement). With respect to the offering of shares of the Registrant's common stock by the selling securityholders (as defined in this Registration Statement), the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the selling securityholders. (b) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers an indeterminable number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

[2]	(a) Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act, based upon the higher of (i) $50.00, the price at which the warrants may be exercised, and (ii) $15.71, the average of the high and low prices of the Registrant's common stock on the New York Stock Exchange on October 6, 2025 (a date within five business days prior to the filing of this Registration Statement). With respect to the offering of shares of the Registrant's common stock by the selling securityholders (as defined in this Registration Statement), the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the selling securityholders. (b) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers an indeterminable number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A